CREDIT AGREEMENT

DATED AS OF DECEMBER 16, 2016

BETWEEN

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

AND

U.S. BANK NATIONAL ASSOCIATION

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EXHIBITS

EXHIBIT A – Form of Valuation Certificate

EXHIBIT B – Form of Compliance Certificate

EXHIBIT C – Form of Note

EXHIBIT D – Form of Borrowing Notice

EXHIBIT E – Form of Continuation/Conversion Notice

CREDIT AGREEMENT

This Credit Agreement (this “Agreement”), dated as of December 19, 2016, is between RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., a Maryland corporation registered as a closed-end management investment company (together with its successors and assigns, the “Borrower”) and U.S. Bank National Association, a national banking association (together with its successors and assigns, the “Lender”). The parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1      Definitions. As used in this Agreement:

“Account Control Agreement” means a control agreement among the Borrower, the Lender and the depositary, securities intermediary or other applicable institution, pursuant to which the Lender has “control,” as such term is used in the UCC and otherwise in such form as is satisfactory to the Lender.

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the value of the Eligible Collateral, minus (b) Level 3 Assets, minus (c) the total liabilities of the Borrower that are not Senior Securities (as defined in the ICA) representing indebtedness on such date. For the purposes of calculating the Adjusted Net Assets, the amount of any liability included in total liabilities shall be equal to the greater of (x) the outstanding amount of such liability, and (y) the fair market value of all assets pledged or otherwise segregated to secure such liability.

“Advance” means any portion of the outstanding Revolving Loans as to which one of the available interest options and, if pertinent, an Interest Period, is applicable. An Advance may be a Base Rate Advance or a Eurocurrency Advance.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests or by contract.

“Agreement” has the meaning given such term in the introductory paragraph.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Law” means, with respect to any Person, (a) all provisions of law, statute, treaty, ordinance, rule, regulation, requirement, restriction, permit, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Applicable Margin” means 0.95% per annum.

“Asset Coverage” means the ratio, expressed as a percentage, of (a) the value of total assets of the Borrower, less all liabilities and indebtedness of the Borrower not represented by Senior Securities (as such terms are defined in the ICA) to (b) the aggregate amount of Senior Securities (as such term is defined in the ICA) representing indebtedness of the Borrower.

“Authorized Officer” means any of the President, Chief Financial Officer, Treasurer, Secretary, Chief Compliance Officer, or Portfolio Manager of the Borrower, acting singly.

“Available Revolving Commitment” means, at any time, the Revolving Commitment Amount then in effect minus the Revolving Exposure at such time.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) zero percent (0.0%) and (ii) the Prime Rate for such day, changing when and as the Prime Rate changes.

“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

“Borrower” has the meaning given such term in the introductory paragraph.

“Borrowing Date” means a date on which an Advance is made.

“Borrowing Notice” is defined in Section 2.7.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with the Applicable Accounting Principals.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with the Applicable Accounting Principals.

“Change in Law” means the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 10% or more of the outstanding shares of voting Equity Interests of a Person on a fully diluted basis; (b) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of a Person by Persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed or approved by directors so nominated.

“Change of Management” shall be deemed to have occurred if (a) RiverNorth Capital Management, LLC or any successor investment advisor that is an Affiliate of RiverNorth Capital Management, LLC ceases to be the Qualified Investment Adviser of the Borrower, (b) DoubleLine Capital, LP or any successor investment sub-adviser that is an Affiliate of DoubleLine Capital, LP ceases to be the sub-advisor of the Borrower, unless, in each case in clause (a) and (b) above, a replacement Qualified Investment Advisor or sub-advisor, as applicable, acceptable to the Lender has been engaged by the Borrower, (c) termination of any investment advisory contract with an Investment Adviser or (d) Cohen & Company, Ltd. or any “big four” accounting firm ceases to be the auditor of the Borrower.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means any and all Property in which a security interest or Lien is or is required to be granted to secure the Obligations, and any and all other Property now existing or hereafter acquired that may be or become subject to a security interest or Lien to secure the Obligations.

“Collateral Documents” means, collectively, the Security Agreement, the Account Control Agreement and all other agreements, instruments and documents that are intended to create, perfect or evidence Liens upon the Collateral as security for payment of the Obligations, including without limitation, all other security agreements, pledge agreements, financing statements, mortgages and assignments, whether heretofore, now, or hereafter executed by the Borrower, or any other Person, and delivered to the Lender.

“Constituent Documents” means, with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, bylaws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning the disposition of Equity Interests of such Person or voting rights among such Person’s owners, including any prospectus or other offering documentation.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.8.

“Credit Extension” means the making of an Advance.

“Custodian” means U.S. Bank National Association.

“Custody Account” has the meaning given such term in the Security Agreement.

“Custody Agreement” means that certain Custody Agreement dated as of September 21, 2016 between the Borrower and the Custodian.

“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Dollar” and “$” means the lawful currency of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied.

“Eligible Collateral” means Collateral held in the Custody Account and subject to a Perfected Lien in favor of the Lender, excluding any Other Account.

“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollar LIBOR administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR (or any successor or substitute page) is not available to the Lender for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Lender as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Lender, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which the Lender or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Lender’s relevant Eurocurrency Advance and having a maturity equal to such Interest Period.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Event of Default” is defined in Article VII.

“Excluded Taxes” means, in case of the Lender, Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on the Lender, by the jurisdiction under the laws of which it is incorporated or is organized or in which its principal executive office is located.

“Facility Termination Date” means the earlier of (a) the date that is six months after the Closing Date provided that (i) unless the Lender delivers a Notice of Commitment Termination to the Borrower, the loan facility evidenced hereby shall automatically renew on each day such that each new Facility Termination Date shall be six months from each date of each daily renewal, and (ii) upon delivery by the Lender of a Notice of Commitment Termination to the Borrower, the Facility Termination Date shall fixed as set forth in such notice; and (b) the date the Revolving Commitment Amount is reduced to zero and the Revolving Commitment is otherwise terminated pursuant to the terms hereof.

“Fee Letter” means the Fee Letter dated as of December 16, 2016 between the Borrower and the Lender.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Hedge Management Transaction.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).

“Hedge Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.

“ICA” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money (including the Obligations hereunder), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) obligations as an account party with respect to standby and commercial letters of credit, (h) Contingent Obligations of such Person, (i) Net Mark-to-Market Exposure under Hedge Management Transactions and other Financial Contracts, and (j) any other obligation for borrowed money or other financial accommodation which in accordance with the Applicable Accounting Principals would be shown as a liability on the consolidated balance sheet of such Person.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indirect Fund” means any “registered investment company” within the meaning of Section 8 of the ICA that has made or holds any investment in excess of 10% of its total assets made in reliance on Sections 12(d)(1)(E), (F), (G) or (J) of the ICA (other than an investment made in reliance on Rules 12d1-1 thereunder).

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one (1) month commencing on the applicable Business Day pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one (1) month thereafter, provided, however, that if there is no such numerically corresponding day in such next succeeding month, such Interest Period shall end on the last Business Day of such next succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, Equity Interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Investment Adviser” means each of RiverNorth Capital Management, LLC and DoubleLine Capital, LP.

“Investment Policies and Restrictions” with respect to the Borrower, the provisions dealing with investment objectives, investment policies, and investment restrictions, as set forth in the Constituent Documents and the Prospectus, as supplemented by any annual report included within Form N-CSR, as such provisions may be supplemented, amended or modified as authorized by the Board of Directors of the Borrower and as permitted under this Agreement.

“Lender” has the meaning given such term in the introductory paragraph.

“Level III Asset” means, at any time, any Investment of the Borrower (a) for which there are no Level 1 Inputs or Level 2 Inputs (in each case within the meaning of Topic ASC 820), or (b) the value of which is determined by reference to Level 3 Inputs (in each case within the meaning of Topic ASC 820).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan Documents” means this Agreement, the Collateral Documents, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Lender in connection with this Agreement.

“Margin Deficiency” means, at any time of determination, that (i) the Revolving Exposure is in excess of 30% of Adjusted Net Assets; or (ii) the Revolving Exposure plus the Borrower’s overall exposure to leverage utilized by all the Underlying Funds (as defined in the Prospectus) is in excess of 33 1/3% of Adjusted Net Assets; or (iii) the Revolving Exposure together with all other indebtedness of the Borrower exceeds the Maximum Amount.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than Indebtedness under Financial Contracts) of the Borrower in an outstanding principal amount of $100,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)        the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to Applicable Law, including the ICA;

(b)        the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere;

(c)        the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to any agreements with any Government Authority; or

(d)        the maximum amount of Indebtedness that the Borrower would be permitted to incur without violating other provisions of this Agreement, in each case, as in effect at the time of determination.

“Multiemployer Plan” means a multiemployer plan as defined in Section 40001(a)(3) of ERISA with respect to which the Borrower or any of tis ERISA Affiliates shall have any liability.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Management Transactions and other Financial Contracts. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Management Transaction and other Financial Contracts as of the date of determination (assuming the Hedge Management Transaction and other Financial Contract, as applicable were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Management Transaction or other Financial Contract as of the date of determination (assuming such Hedge Management Transaction or other Financial Contract, as applicable, were to be terminated as of that date).

“Note” is defined in Section 2.12(a).

“Notice of Commitment Termination” means written notice from the Lender to the Company stating that the Facility Termination Date shall be six (6) months from the date of such notice, upon which date the Revolving Commitment Amount shall be reduced to zero and the Revolving Commitment terminated.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Revolving Loans, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Account” as of any time, is a collective reference to any assets that are subject to a Lien permitted by Section 6.16(b)(i) and (ii) or Section 6.16(c).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” is defined in Section 11.1(b).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and any successor statute.

“Payment Date” means (i) with respect to Base Rate Advances the 15th day of each calendar month and (b) with respect to Eurodollar Rate Advances, the last day of each Interest Period, provided, that if such day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“Perfected Lien” means a first priority perfected Lien, subject only to Permitted Liens.

“Permitted Liens” means the Liens permitted pursuant to Section 6.20.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Prospectus” means the prospectus of the Borrower dated September 27, 2016 filed with the SEC pursuant to Rule 497 under the Securities Act.

“Qualified Investment Adviser” means an “investment adviser” as defined in the ICA.

“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, two (2) Business Days before the first day of that period.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulatory Event” means (i) any adverse determination made by the SEC or any other Governmental Authority for a material violation or material breach of Applicable Law (including, without limitation, the ICA) by the Borrower or the Investment Adviser or (ii) any investigation made by the SEC or any other Governmental Authority for a violation or breach of Law (including, without limitation, the ICA) by the Borrower or the Investment Adviser that would reasonably be expected to have a Material Adverse Effect or (iii) the revocation, suspension or termination of any license, permit or approval held by the Borrower or the Investment Adviser that, in the reasonable judgment of the Lender, is necessary for the conduct of any such Person’s business.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest in the Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower.

“Revolving Commitment” means the obligation, if any, of the Lender to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

“Revolving Commitment Amount” means $75,000,000, as such amount may be modified (a) pursuant to Section 2.6, or (b) otherwise from time to time pursuant to the terms hereof.

“Revolving Exposure” means, at any time aggregate principal amount of the Revolving Loans outstanding at such time.

“Revolving Loan” means a loan made pursuant to the Revolving Commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“Risk-Based Capital Guidelines” means (a) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions- related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means that certain Security Agreement dated as of the Closing Date between the Borrower and the Lender.

“Solvent” means, as to the Borrower immediately after the consummation of the transactions to occur on the Closing Date and immediately after the making of each Revolving Loan, that (a) the fair value of the assets of the Borrower is greater than the amount of the Borrower’s liabilities (including the probable liability of the Borrower on disputed, contingent and unliquidated liabilities); (b) the fair saleable value of the property of the Borrower is not less than the amount that will be required to pay the probable liability of the Borrower on its debts as they become absolute and matured; (c) the Borrower is able to realize upon its property and pay its debts and other liabilities (including the probable liability of the Borrower on disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) the Borrower will be able to pay its debts and liabilities as such debts and liabilities become absolute and matured; and (e) the Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Borrower’s property would constitute unreasonably small capital.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Substantial Portion” means, with respect to the Property of the Borrower, Property which represents more than 5% of the consolidated assets of the Borrower taken as a whole or Property which is responsible for more than 5% of the consolidated net income of the Borrower, in each case, as would be shown in the financial statements of the Borrower as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Transferee” is defined in Section 11.1.

“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2          Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.

1.3          Other Definitional Terms. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Articles, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “shall” shall have the same meaning as the term “will”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lender, and shall survive any termination of such other agreements until the Obligations are irrevocably paid in full (other than inchoate indemnity obligations) and the commitments of the Lender to advance funds to the Borrower are terminated.

1.4         Letter Termination. The Lender may, in its sole and absolute discretion, issue a Notice of Commitment Termination at any time.

ARTICLE II.

THE CREDITS

2.1         Commitments. From and including the Effective Date and prior to the Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement and satisfaction of the requirements set forth in Article IV to make Revolving Loans to the Borrower in Dollars upon the request of the Borrower, provided that, after giving effect to the making of each such Revolving Loan, the Revolving Exposure shall not exceed the Revolving Commitment Amount.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date. Unless previously terminated, the Revolving Commitment shall terminate on the Facility Termination Date.

2.2         Required Payments; Termination.

(a)        If at any time (i) a Margin Deficiency occurs and such Margin Deficiency has not been timely cured in accordance with clause (b) below or (ii) the Revolving Exposure exceeds the Revolving Commitment Amount, the Borrower shall immediately make a payment on the Revolving Loans in an amount sufficient to eliminate such excess. The Revolving Exposure and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Facility Termination Date.

(b)        If a Margin Deficiency occurs, the Borrower shall, not later than five (5) Business Days after the date that is the earlier of receipt of written notice by the Lender to the Borrower or knowledge by the Borrower of such Margin Deficiency, prepay outstanding Revolving Loans (together with interest thereon) and/or transfer funds to the Custody Account in an amount such that, after giving effect to such prepayment, the Revolving Exposure will not exceed 25% of the Adjusted Net Assets.

2.3         Types of Advances. The Revolving Loans may be Base Rate Revolving Loans or Eurocurrency Revolving Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8.

2.4         Fees. The Borrower agrees to pay to the Lender a facility fee (the “Facility Fee”) at a per annum rate equal to 0.10% on the average daily Revolving Commitment Amount from the Closing Date to and including the Facility Termination Date, payable in arrears on 15th day of each calendar quarter (or if such day is not a Business Day, the immediately following Business Day) and on the Facility Termination Date.

2.5         Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, and each Base Rate Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, provided, that any Base Rate Advance may be in the amount of the Available Revolving Commitment. At no time shall there be more than six (6) Revolving Loans outstanding at any time.

2.6         Termination and Reductions in Revolving Commitment; Optional Principal Payments.

(a)        The Borrower may permanently reduce the Revolving Commitment Amount in whole, or in part in integral multiples of $1,000,000, upon at least five (5) Business Days’ prior written notice to the Lender by 11:00 a.m. (New York time), which notice shall specify the amount of any such reduction, provided, that the Revolving Commitment Amount may not be reduced below the Revolving Exposure. The Borrower may upon not less than 10 Business Days’ prior written notice to the Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section 2.6, the Borrower shall pay to the Lender the full amount of all outstanding Revolving Loans, all accrued and unpaid interest thereon, all unpaid facility fees accrued to the date of such termination and all other Obligations. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lender to make Credit Extensions hereunder.

(b)        The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $100,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Base Rate Advances upon same day notice by 11:30 a.m. (New York time) to the Lender. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $100,000 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Eurocurrency Advances upon at least two (2) Business Days’ prior written notice to the Lender by 11:30 a.m. (New York time).

2.7         Method of Selecting Types and Interest Periods for New Advances. The Borrower shall give the Lender irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than 12:00 noon (New York time) on the Borrowing Date of each Base Rate Advance, and two (2) Business Days before the Borrowing Date for each Eurocurrency Advance, specifying:

(i)           the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)          the amount of such Advance and

(iii)         the Type of Advance selected.

2.8          Conversion and Continuation of Outstanding Advances: Maximum Number of Interest Periods. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall continue as a Eurocurrency Advance for an additional Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.6, or (y) the Borrower shall have given the Lender a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance convert into a Base Rate Advance. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a Eurocurrency Advance. The Borrower shall give the Lender irrevocable notice in the form of Exhibit E (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, or continuation of a Eurocurrency Advance not later than 12:00 noon (New York time) at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)            the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)           the Type of the Advance which is to be converted or continued, and

(iii)          the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than six (6) Interest Periods in effect hereunder.

2.9          Interest Rates. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.8, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Base Rate for such day; provided, that if a Base Rate Advance is due as a result of an Event of Default or is otherwise outstanding during the continuance of an Event of Default, the Base Rate shall continue to apply thereto plus such other amounts as required under Section 2.10. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Lender as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.7 and 2.8 and the Applicable Margin. No Interest Period may end after the Facility Termination Date. The Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

2.10       Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.7, 2.8 or 2.9, during the continuance of a Default or Event of Default the Lender may, at its option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of an Event of Default, the Advances shall, at the option of the Lender (or, in the case of an Event of Default under Section 7.2, 7.6 or 7.7, automatically upon the occurrence of an Event of Default), bear interest at the rate otherwise applicable thereto plus 2% per annum.

2.11       Method of Payment. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender’s address specified pursuant to Article XII by 11:30 am (New York time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.

2.12        Evidence of Indebtedness.

 (a)        The Revolving Loans shall be evidenced by a single promissory note, substantially in the form of Exhibit B, payable to the Lender in a principal amount equal to the Revolving Commitment Amount originally in effect (the “Note”).

 (b)        The Lender shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder and Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder, and (iii) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in the accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

2.13        Telephonic Notices. The Borrower hereby authorizes the Lender to extend, convert or continue Advances and Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Lender a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

2.14         Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Closing Date, on the date of any prepayment on the amount prepaid, and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid in whole or in part, whether by acceleration or otherwise on the amount prepaid, and at maturity. Interest accrued pursuant to Section 2.10 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 11:30 a.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.15        Limitation of Interest. Notwithstanding any provision contained herein or in any Loan Document, the total liability of the Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the Highest Lawful Rate, and if any payments by the Borrower include interest in excess of the Highest Lawful Rate, the Lender shall apply the excess first to reduce the unpaid balance of the Revolving Loans, then to reduce the balance of any other Indebtedness of the Borrower to the Lender. If there is no such Indebtedness, the excess shall be returned to Borrower.

ARTICLE III.

YIELD PROTECTION; TAXES

3.1         Yield Protection. If, on or after the Closing Date, there occurs any Change in Law which:

(a)        subjects the Lender to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)        imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

(c)        imposes any other condition (other than Taxes) the result of which is to increase the cost to the Lender of making, funding or maintaining its Eurocurrency Advances, or reduces any amount receivable by the Lender in connection with its Eurocurrency Advances, or requires the Lender to make any payment calculated by reference to the amount of Eurocurrency Advances, by an amount deemed material by the Lender, and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Revolving Loans or the Revolving Commitment or to reduce the amount received by the Lender in connection with such Revolving Loans, Revolving Commitment, then, within fifteen (15) days after written demand by the Lender, the Borrower shall pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction in amount received. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 3.1 for any increased costs or reductions suffered more than 270 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.2         Changes in Capital Adequacy Regulations. If the Lender determines that the amount of capital or liquidity required or expected to be maintained by the Lender or any corporation or holding company controlling the Lender is increased as a result of (i) a Change in Law or (ii) any change on or after the Closing Date in the Risk-Based Capital Guidelines, then, within fifteen (15) days after written demand by the Lender, the Borrower shall pay the Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which the Lender determines is attributable to this Agreement, the Revolving Exposure or the Revolving Commitment to make Revolving Loans hereunder (after taking into account the Lender’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 3.2 for any shortfall suffered more than 270 days prior to the date that the Lender notifies the Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of the Lender’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3         Availability of Types of Advances; Adequacy of Interest Rate. If the Lender determines that deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available to the Lender in the relevant market or the Lender determines that the interest rate applicable to Eurocurrency Advances is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances, then the Lender shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4          Funding Indemnification. If (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lender, (c) a Eurocurrency Advance is converted other than on the last day of the Interest Period applicable thereto, or (d) the Borrower fails to borrow, convert, continue or prepay any Eurocurrency Advance on the date specified in any notice delivered pursuant hereto, the Borrower will indemnify the Lender for the Lender’s costs, expenses and Interest Differential (as determined by the Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest the Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest the Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that Interest Differential shall not be discounted to its present value.

The Borrower hereby acknowledges that the Borrower shall be required to pay Interest Differential with respect to any portion of the principal balance paid or that becomes due before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including without limitation any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such prepayment fee shall at all times be an Obligation as well as an undertaking by the Borrower to the Lender whether arising out of a voluntary or mandated prepayment.

3.5        Taxes.

(a)        Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(c)        The Borrower shall indemnify the Lender, within fifteen (15) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d)        As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)        If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)         Each party’s obligations under this Section 3.5 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Revolving Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6        Lender Statements: Survival of Indemnity. The Lender shall deliver a written statement of the Lender to the Borrower as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which the Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Advance shall be calculated as though the Lender funded its Eurocurrency Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of the Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV.

CONDITIONS PRECEDENT

4.1        Initial Credit Extension. The Lender shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a)        The Lender shall have received the following:

(i)          This Agreement executed by the Borrower.

(ii)         The Note executed by the Borrower.

(iii)        The Security Agreement executed by the Borrower in favor of the Lender.

(iv)        The Account Control Agreement among the Borrower, the Lender and the Custodian.

(v)         Certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that there have been no changes in the charter document of the Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the bylaws, operating agreement or other organizational document, including the Prospectus, as attached thereto, of the Borrower as in effect on the date of such certification, (iii) resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) a good standing certificate (or analogous documentation if applicable) for the Borrower from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction, (v) a true and complete copy of the Custody Agreement and (vi) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Loan Documents to which it is a party, and authorized to request an Advance under this Agreement.

(vi)        A certificate, signed by the chief financial officer of the Borrower, stating that on Closing Date (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are true and correct.

(vii)       A written opinion of the Borrower’s counsel, addressed to the Lender and otherwise in form and substance satisfactory to the Lender.

(b)        The Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, including the fees specified in the Fee Letter and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including legal costs and expenses) required to be reimbursed or paid by the Borrower hereunder.

(c)        There shall not have occurred a Material Adverse Effect or a material adverse change in the facts and information regarding the Borrower as represented by the Borrower to date.

(d)        The Lender shall have received evidence of all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and no law or regulation shall be applicable which in the reasonable judgment of the Lender could have such effect.

(e)        No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

(f)         Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a Perfected Lien on the Collateral, shall be in proper form for filing, registration or recordation.

(g)        The Lender shall have received such other agreements, documents, instruments and certificates as may be reasonably requested by the Lender.

4.2         Each Credit Extension. The Lender shall not be required to make any Credit Extension unless on the applicable Borrowing Date:

(a)        All conditions set forth in Section 4.1 have been previously satisfied or waived by the Lender.

(b)        Immediately after giving effect to such Revolving Loan, the Asset Coverage shall be at least 300%.

(c)        Immediately prior to and immediately after giving effect to such Revolving Loan, (A) no Margin Deficiency exists or would occur, and (B) the Revolving Exposure shall not exceed either the Revolving Commitment Amount or the Maximum Amount.

(d)        There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(e)        The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

Each Borrowing Notice with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) through (e) have been satisfied.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

5.1        Existence and Standing. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2        Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each of the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper company proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability.

5.3        No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule or regulation (including the ICA), order, writ, judgment, injunction, decree or award binding on the Borrower, (ii) the Borrower’s Investment Policies and Restrictions or Constituent Documents, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4        Material Adverse Change. Since the Closing Date (i) there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower which could reasonably be expected to have a Material Adverse Effect and (ii) no Regulatory Event has occurred and is continuing or is reasonably expected to occur.

5.5        Taxes. The Borrower has filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by it and has paid all United States federal and state income Taxes and all other material Taxes due from the Borrower, including, without limitation, pursuant to any assessment received by the Borrower, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with the Applicable Accounting Principals and as to which no Lien exists. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of the Borrower in respect of any Taxes or other governmental charges are adequate.

5.6        Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.1.

5.7         Subsidiaries. The Borrower has no Subsidiaries.

5.8         ERISA.

(a)        The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. The Borrower has not, in the last five years, been a member of an ERISA Group at a time when any member of such ERISA Group maintained, sponsored or contributed to any Plan or Multiemployer Plan.

(b)        None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available: (i) the execution and delivery of the Credit Documents, (ii) the incurrence of any obligation under the Loan Documents, (iii) the making of any Advance, (iv) the payment by the Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction contemplated by the Loan Documents.

5.9        Accuracy of Information. All information (i) provided with respect to the Borrower or the Investment Adviser by or on behalf of the Borrower or the Investment Adviser to the Lender in connection with the negotiation, execution and delivery of and compliance with this Agreement and the other Loan Documents including, but not limited to, any financial statements of the Borrower provided to the Lender (for which the Borrower makes the representations in the next sentence), or (ii) provided by the Borrower or the Investment Adviser to the Lender, including in any Constituent Document, was on or as of the applicable date of provision thereof, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading taken as a whole in light of the time and circumstances under which such statements were made.

5.10      Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.11       Material Agreements.

(a)     The Custody Agreement is in full force and effect in all material respects.

(b)     The Borrower’s investments are in compliance with its Investment Policies and Restrictions in all material respects.

(c)     Since the Closing Date, (i) there have been no changes in the Investment Policies and Restrictions other than in accordance with this Agreement and (ii) the Borrower has at all times complied in all material respects with the Investment Policies and Restrictions.

(d)     The Investment Policies and Restrictions are fully and accurately described in all material respects in the Borrower’s Prospectus, as supplemented by any annual report included within Form N-CSR filed with the SEC.

5.12       Compliance With Laws. The Borrower is in compliance with all Applicable Laws, including the ICA and the Securities Act. The Borrower has made all applicable filings with the SEC or any other Governmental Authority, as required by Applicable Law.

5.13       Ownership of Properties. The Borrower will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Borrower’s most recent financial statements provided to the Lender as owned by the Borrower (other than as may have been disposed of in a manner permitted by this Agreement).

5.14       Insurance. The Borrower maintains insurance in compliance with Section 6.6.

5.15       Investment Company Status. The Borrower is a diversified “closed-end” “investment company” and is subject to regulation under the ICA, it is not an Indirect Fund or a “business development company” within the meaning of the ICA. The Lender is not an “affiliated person”, “promoter” or “principal underwriter” of the Borrower within the meaning of the ICA. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Code. The business and other activities of the Borrower, including but not limited to, the making of the Revolving Loans by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents do not result in any violation of the provisions of the ICA, or any rules, regulations or orders issued by the SEC thereunder.

5.16       Default. No Default or Event of Default exists.

5.17       Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)        The Borrower and its officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Borrower nor, to the knowledge of the Borrower, any of its directors, officers or employees is a Sanctioned Person. No Revolving Loan, use of the proceeds of any Revolving Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)        Neither the making of the Revolving Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower is in compliance in all material respects with the PATRIOT Act.

5.18       Solvency. The Borrower is Solvent.

5.19       Recourse. The Loans are made with full recourse to the Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of the Borrower.

ARTICLE VI.

COVENANTS

Until (a) each and all of the Obligations have been irrevocably paid and performed in full and (b) the Lender no longer has any commitment to provide any financial accommodations to the Borrower under any Loan Document:

6.1         Financial Reporting. The Borrower will furnish to the Lender:

(a)        as soon as available, but in any event within 180 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of income or operations and cash flows for such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles;

(b)        as soon as available, but in any event within 90 days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period all in reasonable detail, prepared in accordance with Applicable Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Applicable Accounting Principles and consistency by its chief financial officer.

(c)        as soon as available, but in any event within four (4) days after the end of each week, a duly completed valuation certificate, substantially in the form of Exhibit A certified to be true and correct by an Authorized Officer of the Borrower which shall include a statement (i) with the composition of the Borrower’s assets with respect to the Collateral held in the Custody Account, (ii) calculations of the Borrower’s Asset Coverage and Adjusted Net Assets as of the end of such calendar week and (iii) a calculation demonstrating compliance with Section 2.2;

(d)        together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

(e)        promptly upon the furnishing thereof to the shareholders of the Borrower or the SEC, copies of all financial statements, reports and proxy statements so furnished;

(f)         promptly upon the filing thereof, copies of all registration statements (and amendments thereto) and annual, quarterly, monthly or other regular reports which the Borrower files with the SEC;

(g)        (i) prompt written notice in the event that (i) the Borrower’s Board of Directors approve to effect a change in any of its Investment Policies and Restrictions or (ii) the approval of the Borrower’s shareholders is sought for a change in any of its Investment Policies and Restrictions, and (ii) prior to it effective date, copies of all amendments or other modifications to the Investment Policies and Restrictions, the Prospectus or the Borrower’s Constituent Documents;

(h)        prompt written notice in the event that any officer or employee of the Borrower or the Investment Adviser that has material involvement with the investment activities of the Borrower or the Investment Adviser shall have been indicted, with respect to a Governmental Authority in a jurisdiction in the United States, or charged with a criminal offense by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one (1) year, for a fraudulent act, a violation of securities or banking laws, or for a willful act related to the Borrower, the Investment Adviser, or their respective businesses; and

(i)         such other information (including non-financial information and environmental reports) as the Lender may from time to time reasonably request.

Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) shall be deemed to have been furnished on the date on which the Lender receives notice that the Borrower has filed such financial statement with the SEC and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Lender without charge; provided that the Borrower shall give notice of any such filing to the Lender. Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Lender if the Lender requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Lender.

If any information which is required to be furnished to the Lender under this Section 6.1 is required by Applicable Law to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lender at such earlier date.

6.2        Use of Proceeds. The Borrower will use the proceeds of the Credit Extensions solely for to make additional investments in the ordinary course of business or other general business purposes. The Borrower will not use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U). The Borrower will not request any Revolving Loan, and the Borrower shall not use, and the Borrower shall ensure that its directors, officers, employees and agents shall not use, the proceeds of any Revolving Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.

6.3        Notice of Material Events. The Borrower will give notice in writing to the Lender, promptly and in any event within one (1) Business Day after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:

(a)        any Default or Event of Default;

(b)        (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions and (ii) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)        any material change in accounting policies of, or financial reporting practices by, the Borrower; and

(d)        any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 6.3 shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.4        Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date and do all things necessary to remain validly existing and in good standing as a domestic company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will maintain in full force and effect its registration as a closed-end management investment company under the ICA.

6.5        Taxes. The Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Applicable Law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with the Applicable Accounting Principals.

6.6        Insurance. The Borrower will maintain with financially sound and reputable insurance companies insurance on all its Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice, and the Borrower will furnish to the Lender upon request full information as to the insurance carried.

6.7        Compliance with Laws and Material Contractual Obligations. The Borrower will (a) comply in all material respects with all Applicable Laws including, without limitation, all Anti-Corruption Laws and applicable Sanctions, and (b) perform in all material respects its obligations under material agreements to which it is a party. The Borrower will not use its Property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.

6.8        Maintenance of Properties. The Borrower will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9        Books and Records: Inspection. The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will permit the Lender, by its representatives and agents, at the Borrower’s expense, to inspect any of the Property, books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lender may designate; provided, that unless an Event of Default has occurred and is continuing, there shall not be more than one such inspection in any calendar year.

6.10      Permits and Licenses. The Borrower will possess all permits, contracts, licenses, trademarks, trade names, patents, copyrights and other authorizations and matters necessary to enable the Borrower to conduct its business in the ordinary course, except those the absence of which could not reasonably be expected to have a Material Adverse Effect.

6.11      Payment of Obligations. The Borrower will pay its obligations that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with the Applicable Accounting Principals.

6.12       Compliance with Investment Company Act. The Borrower shall comply with all requirements of the Investment Company Act, including Sections 18(a), 18(c) and 22(e) thereof.

6.13       Compliance with Investment Policies and Restrictions. The Borrower shall comply with its Investment Policies and Restrictions in all material respects at all times.

6.14       Custody Accounts. The Borrower shall maintain all its assets (other than assets in an Other Account) in the Custody Account.

6.15       Asset Coverage.

(a)        The Borrower shall not incur any Indebtedness or take any other actions if immediately after giving effect thereto, the Asset Coverage would be less than 300%.

(b)        The Borrower shall not have outstanding more than one class of senior security representing indebtedness, within the meaning of Section 18(c) of the ICA.

(c)        The Borrower shall not permit its Senior Securities (as such term is defined in the ICA) representing indebtedness to be greater than 30% of Adjusted Net Assets.

6.16       Indebtedness. The Borrower will not create, incur or suffer to exist any Indebtedness, except:

(a)        The Revolving Loans.

(b)        Indebtedness (other than Indebtedness for borrowed money) (i) arising in connection with portfolio investments and investment techniques, or (ii) arising in connection with Financial Contracts (x) entered into solely for the purpose of hedging high yield credit, currency or interest rate risk, or (y) for investment purposes solely to the extent that such Financial Contracts constitute credit default swaps, or dollar rolls, in each case to the extent (I) incurred in the ordinary course of business, (II) permitted to be incurred in accordance with the Investment Policies and Restrictions and the ICA, and (III) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to be in violation of Section 6.15.

(c)        Indebtedness in connection with reverse repurchase agreements (i) incurred in the ordinary course of business, (ii) permitted to be incurred in accordance with the Investment Policies and Restrictions and the ICA, and (iii) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to be in violation of Section 6.15.

(d)        Indebtedness to the Custodian incurred solely for the purpose of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian to the Borrower, in each case, in the ordinary course of business.

6.17       Merger. The Borrower will not (a) merge or consolidate with or into any other Person, or liquidate or dissolve, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

6.18       Investments. The Borrower will not purchase, hold or acquire any Investment, except in accordance with the Investment Policies and Restrictions.

6.19       Subsidiary. The Borrower shall not form or acquire any Subsidiary.

6.20       Liens. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

(a)       Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with the Applicable Accounting Principals shall have been set aside on its books;

(b)       Liens arising in the ordinary course of business under the Custody Agreement, to the extent permitted by the Control Agreement;

(c)       Liens in respect of Indebtedness permitted under Section 6.16(b)(i) and (ii) and Section 6.16(c);

(d)       Judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with the Applicable Accounting Principals; and

(e)       Liens in favor of the Lender granted pursuant to any Collateral Document.

6.21       Affiliates. The Borrower will not enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction.

6.22       PATRIOT Act Compliance. The Borrower shall provide such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the PATRIOT Act.

6.23       Accounting Changes. The Borrower will not make any significant change in accounting treatment or reporting practices, except as permitted the Applicable Accounting Principals, or change its fiscal year.

6.24       No Amendment of Investment Policies and Restrictions or Constituent Documents. The Borrower shall not agree to or otherwise permit to occur any material amendment, supplement or other modification of any of the terms or provisions of its Investment Policies and Restrictions, Custody Agreement or Constituent Documents, in each case (i) relating to valuation of assets or the determination of net asset value, or (ii) that (A) would reasonably be expected to adversely affect the rights and remedies of the Lender under any Loan Document, (B) would reasonably be expected to result in a Material Adverse Effect, or (C) otherwise fails to comply with the terms of this Agreement or any other Loan Document.

6.25       Restricted Payments. The Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment (including a purchase, repurchase or redemption of the shares issued by the Borrower) in respect of its shares (each a “Restricted Payment”), except:

(a)        the Borrower may declare or make any Restricted Payment, provided that immediately before and after giving effect thereto, (i) no Default or Event of Default shall or would exist and (ii) no mandatory prepayment would be due under Section 2.2; and

(b)        the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower.

6.26        Further Assurances. The Borrower agrees that upon the request of the Lender, it shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as the Lender may reasonably deem necessary (i) to assure the Agent and/or the Lender has a Perfected Lien on the Collateral and (ii) to carry out the provisions and purposes of the Loan Documents. Such agreements, documents or instruments or actions shall be reasonably satisfactory to the Lender.

6.27        Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act. The Borrower shall not, (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Corruption Law, (b) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the Lender or the Borrower would be in violation of any Applicable Law or (c) use any part of the proceeds of any Credit Extension, directly or indirectly, for any conduct that would cause the representations and warranties in Section 5.17 to be untrue as if made on the date any such conduct occurs

6.28        Net Asset Value. The Borrower shall not give any instruction to the Custodian that would cause or permit the Custodian to fail, on any day, to calculate the net asset value of the Borrower as of the close of the immediately preceding Business Day.

ARTICLE VII.

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):

7.1         Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed.

7.2         Nonpayment of (i) principal of any Revolving Loan when due or (ii) interest upon any Revolving Loan, any facility fee, or any other obligation under any of the Loan Documents within three (3) Business Days after the same becomes due.

7.3         The breach by the Borrower of any of the terms or provisions of Section 6.2 (Use of Proceeds), 6.3 (Notice of Material Events), 6.4 (Conduct of Business), 6.6 (Insurance), 6.10 (Permits and Licenses), 6.11 (Payment of Obligations), 6.12 (Compliance with Investment Company Act), 6.13 (Compliance with Investment Policies and Restrictions), 6.14 (Custody Accounts), 6.15 (Asset Coverage), 6.16 (Indebtedness), 6.17 (Merger), 6.18 (Investments), 6.19 (Subsidiaries), 6.20 (Liens), 6.21 (Affiliates), 6.22 (PATRIOT Act Compliance), 6.23 (Accounting Changes), 6.24 (No Amendment of Investment Policies and Restrictions or Constituent Documents), 6.25 (Restricted Payment), 6.27 (Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act) or 6.28 (Net Asset Value). The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier of (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 6.3(a), or (iii) the date the Lender gives notice of such failure to the Borrower.

7.5         (a) Failure of the Borrower to pay when due any payment (whether of principal, interest or any other amount) in respect of any Material Indebtedness, (ii) the default by the Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition under this clause (ii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, any portion of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date, or (iii) any portion of Material Indebtedness of the Borrower shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof or; (b) there occurs under any Financial Contract an Early Termination Date (as defined in such Financial Contract) resulting from (x) any event of default under such Financial Contract as to which the Borrower is the Defaulting Party (as defined in such Financial Contract) or (y) any Termination Event (as so defined) under such Financial Contract as to which the Borrower is an Affected Party (as so defined) and, in either event, the amount of all payments owed by the Borrower under all such Financial Contracts as of such Early Termination Date (prior to any payment thereof) together with the principal amount of all other Indebtedness (other than Indebtedness hereunder) that on or about such day has become due and payable pursuant to sub-clause (a) of this Section 7.5 is greater than $1,000,000.

7.6         The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7         Without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Substantial Portion of its Property, or a proceeding described in Section 7.6 (iv) shall be instituted against the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.

7.8        Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower which, when taken together with all other Property of the Borrower so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9         The Borrower shall fail within forty-five (45) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment.

7.10       Any Change in Management shall occur.

7.11       Any Change in Control shall occur with respect to an Investment Adviser.

7.12       The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

7.13       Any Loan Document shall fail to remain in full force or effect.

7.14       Any Collateral Document shall for any reason fail to create a valid and Perfected Lien in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document or the terms hereof, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any term or provision of any Collateral Document to which it is a party which and such failure (a) affects a material portion of the collateral granted under such Collateral Document or (b) continues for 10 days after the Borrower obtains knowledge thereof.

7.15       The Borrower shall fail to pay to the Custodian, within ten (10) Business Days of the due date therefor, any fees, expenses or charges, individually or collectively in excess of $250,000, payable by the Borrower under the Custody Agreement and such failure entitles the Custodian to seek repayment of such fees, expenses or charges from the Custody Account.

7.16       (a) The Custody Agreement shall have been terminated without the prior written consent of the Lender, unless a successor Custodian acceptable to the Lender has been appointed, (b) the Custodian (i) transfers or otherwise permits the withdrawal of a material amount of Collateral in contravention of the terms of the Control Agreement, or (ii) fails to comply with any other material provision of the Control Agreement or (c) the Borrower shall enter into any other custody agreement or equivalent arrangement with any Person other than the Custodian.

7.17       Any officer or employee of the Borrower or the Investment Adviser that has material involvement with the investment activities of the Borrower or the Investment Adviser shall have been convicted, with respect to a Governmental Authority in a jurisdiction in the United States, or convicted of a criminal offense by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one (1) year, for a fraudulent act, a violation of securities or banking laws, or for a willful act related to the Borrower, the Investment Adviser, or their respective businesses.

7.18       The Borrower’s shares shall be suspended from trading on the New York Stock Exchange for more than two (2) consecutive days upon which trading in shares generally occurs on such exchange or shall be delisted.

ARTICLE VIII.

ACCELERATION AND REMEDIES

8.1         Acceleration; Remedies.

(a)        If any Event of Default described in Section 7.6 or 7.7 occurs, the obligations of the Lender to make Revolving Loans hereunder shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Lender. If any other Event of Default occurs, the Lender may terminate or suspend the obligations of the Lender to make Revolving Loans hereunder, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

(b)        Upon the occurrence and during the continuation of any Event of Default, the Lender may exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under Applicable Law.

(c)        After the exercise of remedies provided for in this Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Lender on account of the Obligations shall be applied by the Lender to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lender under the Loan Documents as Lender may decide in its sole discretion.

8.2         Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender required pursuant to Section 9.1. and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until (a) each and all of the Obligations have been irrevocably paid and performed in full and (b) the Lender no longer has any commitment to provide any financial accommodations to the Borrower under any Loan Document.

ARTICLE IX.

GENERAL PROVISIONS

9.1        Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided, that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

9.2        Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.3        Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.4        Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5         Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof.

9.6        Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7         Expenses; Indemnification.

(a)        The Borrower shall reimburse the Lender no later than 10 Business Days following written demand for payment of all reasonable and documented out-of-pocket expenses paid or incurred by the Lender, including, without limitation, filing and recording costs and fees, costs of any environmental review, consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Lender and/or the allocated costs of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents, and expenses incurred in connection with assessing and responding to any subpoena, garnishment or similar process served on the Lender relating to the Borrower, any Collateral, any Loan Document or the extensions of credit evidenced thereby. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Lender and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents.

(b)        The Borrower hereby further agrees to indemnify and hold harmless the Lender, its affiliates, and each of their directors, officers and employees, agents and advisors (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not any Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of applicable Indemnified Party. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

9.8         Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with the Applicable Accounting Principals consistently applied. If at any time any change in the Applicable Accounting Principals would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in the Applicable Accounting Principals, provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with the Applicable Accounting Principals prior to such change therein and the Borrower shall provide to the Lender reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the Closing Date.

9.9         Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10      No Advisory or Fiduciary Responsibility; Nonliability of Lender. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that (i) (A) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (B) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower or its Affiliates. The relationship between the Borrower on the one hand and the Lender on the other hand shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Borrower. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Lender shall have no liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11       Confidentiality. The Lender agrees to hold confidential any Information (as defined below) which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates, and, in each case, their respective employees, directors, and officers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to legal counsel, accountants, and other professional advisors to the Lender, (iii) as provided in Section 11.1. (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements (or to legal counsel, accountants and other professional advisors to such counterparties) under which payments are to be made by reference to the Borrower and its obligations under this Agreement or payments hereunder subject to an agreement containing provisions substantially the same as those of this Section, (viii) on a confidential basis, to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 9.11 or (2) becomes available to the Lender on a non-confidential basis from a source other than the Borrower. Without limiting Section 9.5, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Lender with respect to any confidential information previously or hereafter received by the Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Lender with respect to such confidential information. For purposes of this Section, “Information” means the Loan Documents, any term sheets or any other preliminary information related thereto and all written information received from the Borrower or its Investment Adviser and is related to the Borrower’s business that is proprietary in nature and was marked or labeled or otherwise identified when received as being confidential information, other than such information that (i) was available to the recipient on a non-confidential basis prior to its disclosure by the disclosing party or (ii) was or is independently developed by the recipient. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.12       Nonreliance. The Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

9.13       USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:

The Lender hereby notifies the that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Borrower to identify the Borrower in accordance with the PATRIOT Act.

9.14.      Communication by Cellular Phone or Other Wireless Device. By providing the Lender with a telephone number for a cellular phone or other wireless device, including a number that the Borrower later converts to a cellular number, the Borrower is expressly consenting to receiving communications - including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system - from the Lender and the Lender’s affiliates and agents at that number. This express consent applies to each such telephone number that the Borrower provides to the Lender now or in the future and permits such calls for non-marketing purposes. Calls and messages may incur access fees from the Borrower’s cellular provider.

  ARTICLE X.

SETOFF

10.1       Setoff. The Borrower hereby grants the Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with the Lender or any Affiliate of the Lender (the “Deposits”) to secure the Obligations. In addition to, and without limitation of, any rights of the Lender under Applicable Law, if any Event of Default occurs, the Borrower authorizes the Lender to offset and apply all such Deposits toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

ARTICLE XI.

BENEFIT OF AGREEMENT; SUCCESSORS AND ASSIGNS

11.1       Successors and Assigns.

(a)        General. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns permitted hereby, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its rights and obligations under the Revolving Loans and the Loan Documents to any other Person (“Transferees”). Unless an Event of Default exists, the Borrower’s consent (not to be unreasonably withheld or delayed) shall be required for any assignment for all or any portion of the Loans and the Lender’s obligations hereunder. The Lender may disclose to any Transferee and to any prospective Transferee any and all financial information in the Lender’s possession concerning the Borrower which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender’s credit evaluation of the Borrower prior to entering into this Agreement. The parties to this Agreement acknowledge that this Section 11.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by the Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank.

(b)        Benefit of Certain Provisions. The Borrower agrees that each Transferee to which a participation is granted (each, a “Participant”) shall be deemed to have the right of setoff provided in Section 10.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in Section 10.1 with respect to the amount of participating interests sold

(c)        to each Participant. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.1, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender would have received had it retained such interest for its own account except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation.

ARTICLE XII.

NOTICES

12.1       Notices.

(a)        Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)       if to the Borrower, to it at:

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

325 N. LaSalle Street, Suite 645

SL-MO-T121B

Chicago, Illinois 60654

Telephone: (312) 832-1440

Facsimile: (312) 832-1461

Attention: Marc L. Collins

(ii)      if to the Lender, to it at:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

U.S. Bank National Association

505 North 7th Street, 12th Floor
St. Louis, MO 63101

Attn: Madiha Hamid or Elizabeth Moore

Telephone: (314) 418-2473 or (314) 418-2460
Email: madiha.hamid@usbank.com or
e1izabeth.moore3@usbank.com

With email copies (which shall not constitute notice to:

shelly.allen@usbank.com and barry.chung@usbank.com

(For financial statements, compliance certificates, valuation statements, etc.)

U.S. Bank National Association

U.S. Bank Tower

425 Walnut Street, 6th Floor
CN-OH-W6TC

Cincinnati, OH 45202

Telephone: (513) 639-6404

Facsimile: (866) 351-8893

Email: shelly.allen@usbank.com
Attention: Shelly Allen

(For amendments, consents, vote taking, general notices etc.)

U.S. Bank National Association

U.S. Bank Tower

425 Walnut Street, 6th Floor

CN-OH-W6TC

Cincinnati, OH 45202

Telephone: (513) 639-6404

Facsimile: (866) 351-8893

Email: shelly.allen@usbank.com
Attention: Shelly Allen

and

U.S. Bank National Association
461 Fifth Avenue

New York, NY 10017

Telephone: (917) 256-2829

Email: barry.chung@usbank.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices to the Lender under Article II shall not be effective unless and until actually received by the Lender. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)        Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by e-mail pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or email is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)        Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 12.1.

ARTICLE XIII.

COUNTERPARTS; INTEGRATION;EFFECTIVENESS;

ELECTRONIC EXECUTION; ELECTRONIC RECORDS

13.1       Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lender, and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

13.2      Electronic Execution of Assignments; Electronic Records. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act. The Lender is authorized to create electronic images and to destroy paper originals of any imaged documents and any such images maintained by the Lender as a part of its normal business processes shall be given the same legal effect as the paper originals. The Lender is authorized, when appropriate, to convert any instrument into a “transferable record” under the Uniform Electronic Transactions Act (“UETA”), with the image of such instrument in the Lender’s possession constituting an “authoritative copy” under UETA.

ARTICLE XIV.

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

14.1        CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

14.2       CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR TO ENFORCE RIGHTS AND REMEDIES IN RESPECT OF COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

14.3       WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the. date first above written.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC., as Borrower

By:
Name:	Jonathan M. Mohrhardt
Title:	Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:	Barry K. Chung
Title:	Senior Vice President

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC., as Borrower

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:	Barry K. Chung
Title:	Senior Vice President

Credit Agreement

EXHIBIT A

FORM OF VALUATION CERTIFICATE

To:        U.S. Bank National Association

This Valuation Certificate is furnished pursuant to that certain Credit Agreement dated as of December 16, 2016 (as amended, modified, renewed or extended from time to time, the “Agreement”) between RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Borrower”) and U.S. Bank National Association. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

Pursuant to Section 6.1(c) of the Credit Agreement, the Borrower hereby certifies that Annex I sets forth the following:

(i) the composition of the Borrower’s assets with respect to the Collateral held in the Custody Account as of 12/16/2016 (the “Calculation Date”);

(ii) calculations of the Borrower’s Asset Coverage and Adjusted Net Assets as of the Calculation Date; and

(iii) a calculation demonstrating compliance with Section 2.2 of the Credit Agreement as of the Calculation Date.

EXH.A-1

The foregoing certifications, together with the computations set forth in Annex I hereto are made and delivered this 19 day of December, 2016.

[NAME OF OFFICER OF BORROWER]

By:
Name:	Jon Mohrhardt
Title:	Treasurer & CFO

EXH.A-2

ANNEX I

RiverNorth/DoubleLine Strategic Opportunity Fund
	Total Assets:		$	Report	<DATE>
Period:
	Total Net Assets:		$
	Total Market Value:		$
SECURITY NAME	CUSIP/SEDOL	TICKER/MATURITY		COUPON	CURRENCY	PRICE	SOURCE	PRICE TYPE	LEVEL(1,2,3)	PRICING INDICATOR	QUANTITY	TOTAL COST	MARKET VALUE	USB SECURITY TYPE 3	LONG/ SHORT

<Listing of securities holdings of the Fund and relevant data>

EXH.A – ANNEX I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:        U.S. Bank National Association

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 16, 2016 (as amended, modified, renewed or extended from time to time, the “Agreement”) between RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Borrower”) and U.S. Bank National Association. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.        I am the duly elected Treasurer/CFO of the Borrower;

2.        I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

3.       The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.        Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

EXH. B-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this 19 day of December, 2016.

[NAME OF OFFICER OF BORROWER]

By:
Name:	Jon Mohrhardt
Title:	Treasurer & CFO

EXH. B-2